[HUMATECH, INC. LETTERHEAD]

October 22, 2001

Terry Williams
1926 East Cypress Tree Drive
Gilbert, Arizona 85234

Dear Sir,

As agreed, the Board of Directors of HumaTech, Inc. has fully authorized the issuance of 50,000 shares of unrestricted common stock in Humatech, Inc. This is issued to you for work performed for the benefit of HumaTech, Inc.

Thank you,

/s/ David Williams                     /s/ Terry Williams
__________________                     ___________________________
David Williams                         Accepted, Terry Williams
President, CEO
HumaTech, Inc.